DELINQUENCY INFO
THE BANK OF NEW YORK                                           VISIONS 09/05/96
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-F
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-F

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691
                           Distribution Date 06/25/96

                                                                    SINGLE                 TOTAL
       Reduction of the Stated Amount of Certificates           CERTIFICATE           AMOUNT
              Class A-1 Certificates.            TW4            $61.05595379        $1,579,309.69
              Class A-2 Certificates.            TX2             $0.00000000                $0.00
              Class A-3 Certificates.            TY0            $26.98121699        $1,052,873.11
              Class A-4 Certificates.            TZ7             $0.00000000                $0.00
              Class A-5 Certificates             UA0             $0.00000000                $0.00
              Class A-6 Certificates.            UB8             $0,00000000                $0.00
              Class A-7 Certificates.            UC6             $0.00000000                $0.00
              Class A-8 Certificates.            UD4             $0.00000000                $0.00
              Class A-9 Certificates.            UE2             $0.00000000                $0.00
              Class A-10 Certificates.           UG7             $0.00000000                $0.00
              Class A-11 Certificates.           UH5             $0.00000000                $0.00
              Class A-12 Certificates.           UJ1             $0.00000000                $0.00
              Class PO Certificates.             UK8             $0.98030979               $69.43
              Class X Certificates.              UL6                     N/A                  N/A
              Class AR Certificates.             UM4             $0.00000000                $0.00
              Class B-1 Certificates.            UN2             $0.61628555            $7,117.70
              Class B-2 Certificates.            UP7             $0.61628555            $3,558.85
              Class B-3 Certificates.            UQ5             $0.61628652            $2,372.57
              Class B-4 Certificates.                            $0.61628423            $1,028.11
              Class B-5 Certificates.                            $0.61628117              $474.51
              Class B-6 Certificates.                            $0.61628053            $1,265.36

                                            Total Amount                             2,648,069.33

       Aggregate amount of any Principal Prepayment                                  2,491,266.50

       Amount of distribution representing interest.

                                                                    SINGLE                 TOTAL
                                                                  CERTIFICATE             AMOUNT
              Class A-1 Certificates.                            $5.11903383          $132,411.98
              Class A-2 Certificates.                            $5.79166657          $152,821.81
              Class A-3 Certificates.                            $7.31788578          $285,561.81
              Class A-4 Certificates.                            $5.87499990          $142,313.06
              Class A-5 Certificates.                            $6.00000000          $124,481.70
              Class A-6 Certificates.                            $6.20833333          $127,871.80
              Class A-7 Certificates.                            $6.25000000           $85,752.50
              Class A-8 Certificates.                            $6.25000000           $76,656.25
              Class A-9 Certificates.                            $6.25000000           $88,550.00
              Class A-10 Certificates.                           $6.25000000           $44,531.00
              Class A-11 Certificates.                           $6.25000000          $120,593.75
              Class A-12 Certificates.                           $6.25000000           $46,875.00
              Class PO Certificates.                             $0.00000000                $0.00
              Class X Certificates.                              $0.67152888          $169,844.37
              Class AR Certificates.                             $0.00000000                $0.00
              Class B-1 Certifidates.                            $6.24641170           $72,142.02
              Class B-2 Certificates.                            $6.24641170           $36,071.01
              Class B-3 Certificates.                            $6.24641279           $24,047.34
              Class B-4 Certificates.                            $6.24640939           $10,420.51
              Class B-5 Certificates.                            $6.24641376            $4,809.47
              Class B-6 Certificates.                            $6.24659072           $12,825.63

                                            Total Amount                             1,758,581.01


       Amount of interest shortfall                    0.00

       Stated Amount of Certificates after this Distribution

                                             ORIGINAL              SINGLE                  TOTAL
                                             BALANCE            CERTIFICATE                AMOUNT
              Class A-1 Certificates.   25,866,596.00         $883.99642071        $22,865,978.28
              Class A-2 Certificates.   26,386,500.00       $1,000.00000000        $26,386,500.00
              Class A-3 Certificates.   39,022,447.00         $948.73689546        $37,022,035.22
              Class A-4 Certificates.   24,223,500.00       $1,000.00000000        $24,223,500.00
              Class A-5 Certificates.   20,746,950.00       $1,000.00000000        $20,746,950.00
              Class A-6 Certificates.   20,596,800.00       $1,000.00000000        $20,596,800.00
              Class A-7 Certificates.   13,720,400.00       $1,000.00000000        $13,720,400.00
              Class A-8 Certificates.   12,265,000.00       $1,000.00000000       $ 12,265,000.00
              Class A-9 Certificates.   14,168,000.00       $1,000.00000000        $14,168,000.00
              Class A-10 Certificates.   7,124,960.00       $1,000.00000000         $7,124,960.00
              Class A-11 Certificates.  19,295,000.00       $1,000.00000000        $19,295,000.00
              Class A-12 Certificates.   7,500,000.00       $1,000.00000000         $7,500,000.00
              Class PO Certificates.        70,824.55         $998.35381940            $70,707.96
              Class X Certificates.    252,921,913.00         $980.14005528       $247,898,897.79
              Class AR Certificates.           100.00           $0.00000000                 $0.00
              Class B-1 Certificates.   11,549,354.00         $998.80960442        $11,535,605.70
              Class B-2 Certificates.    5,774,677.00         $998.80960442         $5,767,802.85
              Class B-3 Certificates.    3,849,784.00         $998.80960334         $3,845,201.23
              Class B-4 Certificates.    1,668,240.00         $998.80960773         $1,666,254.14
              Class B-5 Certificates.      769,957.00         $998.80960885           $769,040.45
              Class B-6 Certificates.    2,053,220.80         $998.80961171         $2,050,776.67


                                                             Total                $251,620,512.50


       The Pool Stated Principal Balance for the following Distribution Date      $251,620,512.50



       Amount of the Master  Servicing  Fees paid to or  retained  by the Master
       Servicer with respect to such Distribution Date              80,654.99


       Pass-Through Rate for each Class of Certificates
                Class A-1 Certificates.         6.500000%
                Class A-2 Certificates.         6.950000%
                Class A-3 Certificates.         9.000000%
                Class A-4 Certificates.         7.050000%
                Class A-5 Certificates.         7.200000%
                Class A-6 Certificates.         7.450000%
                Class A-7 Certificates.         7.500000%
                Class A-8 Certificates.         7.500000%
                Class A-9 Certificates.         7.500000%
                Class A-10 Certificates.        7.500000%
                Class A-11 Certificates.        7.500000%
                Class A-12 Certificates.        7.500000%
                Class PO Certificates.          0.000000%
                Class X Certificates.           0.802148%
                Class AR Certificates.          0.000000%
                Class B-1 Certificates.         7.500000%
                Class B-2 Certificates.         7.500000%
                Class B-3 Certificates.         7.500001%
                Class B-4 Certificates.         7.499997%
                Class B-5 Certificates.         7.500002%
                Class B-6 Certificates.         7.500215%

CWMBS, INC. 1996-F                                   06/25/96       Page 3 of 3



Amount of Advances included in the distribution on such
Distribution Date       31,774.54
Aggregate  amount of Advances  outstanding  as of the close of
business on such Distribution Date.     31,975.33


       The number and aggregate principal amounts of Mortgage Loans delinquent
                  30 to 59 days          31    $3,932,094.26
                  60 to 89 days           2      $207,080.99
                  90 or more              0            $0.00



The number and aggregate  principal amounts of Mortgage Loans in foreclosure.
                                      0 $0.00

Loan number and Stated  Principal  Balance of any Mortgage loan that became an
REO Property during the preceding calendar month.   0    $0.00

Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date. 0 $0.00

Aggregate amount of Realized Losses incurred during the preceding calendar
month.                                                                $0.00

Aggregate amount of Realized Losses through Distribution Date         $0.00

       Special Hazard Loss Coverage Amount          2,566,523.00
       Required Fraud Loss Coverage Amount          7,699,569.00
       Current Bankruptcy Loss Coverage Amount        100,000.00